Exhibit 99.1

NEWS ANNOUNCEMENT

CONTACT:
Justin Sebastiano	Joseph N. Jaffoni, Richard Land
Senior VP, Finance & Treasurer	JCIR
610-373-2400	212-835-8500 or penn@jcir.com

FOR IMMEDIATE RELEASE

Penn National Gaming Announces Proposed Private Offering of $400 Million Senior Notes

- Provides Select Expected Preliminary Second Quarter Operating Results -

WYOMISSING, PA (June 24, 2021) - Penn National Gaming, Inc. (NASDAQ: PENN) (“Penn National,” “we,” or the “Company”) today announced that it plans to offer, subject to market and other conditions, $400 million aggregate principal amount of eight-year senior unsecured notes in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Penn National intends to use proceeds of the proposed offering for general corporate purposes.

The Company currently expects that our consolidated revenues for the three months ended June 30, 2021 will range from $1,450 million to $1,555 million and our consolidated Adjusted EBITDAR for the three months ended June 30, 2021 will range from $540 million to $580 million. We expect Adjusted EBITDA for the three months ended June 30, 2021 to range from $420 million to $460 million. The midpoint of our expected revenue and Adjusted EBITDAR ranges reflect a quarterly sequential improvement of 18% and 25%, respectively, and Adjusted EBITDAR margin improvement of 220 basis points. When compared to the three months ended June 30, 2019, we expect revenue, Adjusted EBITDAR and Adjusted EBITDAR margin to increase by 10%, 32%, and 625 basis points, respectively. We believe this year-over-year and sequential improvement not only highlights continued strong demand trends, but also underscores our ability to drive sustainable margin improvement.

The notes will not be registered under the Securities Act, and they may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the notes are being offered and sold only (A) to persons reasonably believed to be qualified institutional buyers in compliance with Rule 144A under the Securities Act and (B) outside the United States to persons other than U.S. persons in compliance with Regulation S under the Securities Act. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Non-GAAP Financial Measures

The Non-GAAP Financial Measures used in this press release include Adjusted EBITDA, Adjusted EBITDAR and Adjusted EBITDAR margin. These non-GAAP financial measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

We define Adjusted EBITDA as earnings before interest expense, net; income taxes; depreciation and amortization; stock-based compensation; debt extinguishment and financing charges; impairment losses; insurance recoveries, net of deductible charges; changes in the estimated fair value of our contingent purchase price obligations; gain or loss on disposal of assets; the difference between budget and actual expense for cash-settled stock-based awards; pre-opening and acquisition costs; and other income or expenses. Adjusted EBITDA is inclusive of income or loss from unconsolidated affiliates, with our share of non-operating items (such as interest expense, net; income taxes; depreciation and amortization; and stock-based compensation expense) added back for Barstool Sports, Inc. (“Barstool Sports”) and our Kansas Entertainment, LLC joint venture. Adjusted EBITDA is inclusive of rent expense associated with our triple net operating leases (the operating lease components contained within our triple net master lease dated November 1, 2013 with Gaming and Leisure Properties, Inc. (“GLPI”) and the triple net master lease assumed in connection with our acquisition of Pinnacle Entertainment, Inc. (primarily land), our individual triple net leases with GLPI for the real estate assets used in the operations of Tropicana Las Vegas and Meadows Racetrack and Casino, and our individual triple net leases with VICI Properties Inc. for the real estate assets used in the operations of Margaritaville Casino Resort and Greektown Casino-Hotel). Although Adjusted EBITDA includes rent expense associated with our triple net operating leases, we believe Adjusted EBITDA is useful as a supplemental measure in evaluating the performance of our consolidated results of operations.

Adjusted EBITDA has economic substance because it is used by management as a performance measure to analyze the performance of our business, and is especially relevant in evaluating large, long-lived casino-hotel projects because it provides a perspective on the current effects of operating decisions separated from the substantial non-operational depreciation charges and financing costs of such projects. We present Adjusted EBITDA because it is used by some investors and creditors as an indicator of the strength and performance of ongoing business operations, including our ability to service debt, and to fund capital expenditures, acquisitions and operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare operating performance and value companies within our industry. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their Adjusted EBITDA calculations of certain corporate expenses that do not relate to the management of specific casino properties. However, Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP. Adjusted EBITDA information is presented as a supplemental disclosure, as management believes that it is a commonly used measure of performance in the gaming industry and that it is considered by many to be a key indicator of the Company’s operating results.

We define Adjusted EBITDAR as Adjusted EBITDA (as defined above) plus rent expense associated with triple net operating leases (which is a normal, recurring cash operating expense necessary to operate our business). Adjusted EBITDAR is presented on a consolidated basis outside the financial statements solely as a valuation metric. Management believes that Adjusted EBITDAR is an additional metric traditionally used by analysts in valuing gaming companies subject to triple net leases since it eliminates the effects of variability in leasing methods and capital structures. This metric is included as supplemental disclosure because (i) we believe Adjusted EBITDAR is traditionally used by gaming operator analysts and investors to determine the equity value of gaming operators and (ii) Adjusted EBITDAR is one of the metrics used by other financial analysts in valuing our business. We believe Adjusted EBITDAR is useful for equity valuation purposes because (i) its calculation isolates the effects of financing real estate; and (ii) using a multiple of Adjusted EBITDAR to calculate enterprise value allows for an adjustment to the balance sheet to recognize estimated liabilities arising from operating leases related to real estate. However, Adjusted EBITDAR when presented on a consolidated basis is not a financial measure in accordance with GAAP, and should not be viewed as a measure of overall operating performance or considered in isolation or as an alternative to net income because it excludes the rent expense associated with our triple net operating leases and is provided for the limited purposes referenced herein. Adjusted EBITDAR margin is defined as Adjusted EBITDAR on a consolidated basis (as defined above) divided by revenues on a consolidated basis. Adjusted EBITDAR margin is presented on a consolidated basis outside the financial statements solely as a valuation metric.

Each of these non-GAAP financial measures is not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure of comparing performance among different companies. The Company does not provide reconciliations of Adjusted EBITDA and Adjusted EBITDAR to net income (loss) on a forward-looking basis because the Company is unable to forecast the amount or significance of certain items required to develop meaningful comparable GAAP financial measures without unreasonable efforts. These items include gains or losses on sale or consolidation transactions, accelerated depreciation, impairment charges, gains or losses on retirement of debt, income taxes, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from the Company’s calculations of Adjusted EBITDA and Adjusted EBITDAR.

About Penn National Gaming

With the nation's largest and most diversified regional gaming footprint, including 41 properties across 19 states, Penn National continues to evolve into a highly innovative omni-channel provider of retail and online gaming, live racing and sports betting entertainment. The Company’s properties feature approximately 50,000 gaming machines, 1,300 table games and 8,800 hotel rooms, and operate under various well-known brands, including Hollywood, Ameristar, and L'Auberge. Our wholly-owned interactive division, Penn Interactive, operates retail sports betting across the Company’s portfolio, as well as online social casino, bingo, and iCasino products. In February 2020, Penn National entered into a strategic partnership with Barstool Sports, whereby Barstool will exclusively promote the Company’s land-based and online casinos and sports betting products, including the Barstool Sportsbook mobile app, to its national audience. The Company’s omni-channel approach is bolstered by the mychoice loyalty program, which rewards and recognizes its over 20 million members for their loyalty to both retail and online gaming and sports betting products with the most dynamic set of offerings, experiences, and service levels in the industry.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “goal,” “seeks,” “may,” “will,” “should,” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Specifically, forward looking statements include, but are not limited to statements regarding the offering of the notes and the Company’s expected results of operations for the three months ended June 30, 2021. Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business.

Without limiting the foregoing, it should be noted that our expected estimated unaudited financial results as of and for the three months ended June 30, 2021 presented above are preliminary and are subject to the close of the quarter, completion of our quarter-end closing procedures and further financial review. These estimates are not a comprehensive statement of our financial results for this period and should not be viewed as a substitute for interim financial statements prepared in accordance with generally accepted accounting principles. Our actual results may differ from these estimates as a result of the completion of our quarter-end closing procedures, review adjustments and other developments that may arise between now and the time our financial results for the period are finalized. As a result, investors should exercise caution in relying on this information and should not draw any inferences from this information regarding financial or operating data not provided. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control. In addition, the Company cautions that the forward-looking statements contained herein, including statements with respect to our expected estimated unaudited financial results as of and for the three months ended June 30, 2021, are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include, but are not limited to those factors as discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the U.S. Securities and Exchange Commission. The Company does not intend to update publicly any forward-looking statements except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur and investors are cautioned not to place undue reliance on such preliminary estimates.

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